UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2005

E-CENTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 18, 2005, E-centives, Inc. (the “Company”) issued a convertible promissory note in the principal amount of $3,000,000 to US Venture 05, Inc. (“US Venture 05”). The terms of the note include, among other things:

•	a 10% interest rate, plus a final payment premium (described below);

•	a maturity date of November 21, 2007;

•	a conversion feature, whereby the principal amount of, a final payment on and accrued interest on the note is convertible at the option of the holder at any time into shares of Series C preferred stock at a conversion price of $4 per share;

•	a redemption feature, whereby the note may be redeemed by the Company at any time by payment of the principal amount of, a final payment premium (described below) on and accrued interest on the note to the holder; and

•	a security interest in substantially all of our assets, including certain patents of the Company.

The note began to accrue interest as of November 21, 2005, the date on which US Venture 05 delivered the $3,000,000 purchase price for the note to the Company. The note is subordinated in right of payment to all existing and future bank indebtedness of the Company, including lease and equipment finance obligations, and is senior in right of payment to all classes and series of the Company’s capital stock and all debt securities issued by the Company. The final payment premium referenced above means an amount equal to: (i) during the first full year of the note, 8% of the unpaid principal amount under the note, (ii) after the first year of the note, 16% of the unpaid principal amount under the note.

Peter Friedli, our director and largest stockholder, serves as the President of US Venture 05 and as such may be deemed to beneficially own such shares. The terms of the Series C Preferred Stock in which the note is convertible are identical to the terms of the shares issued on March 31, 2005, April 19, 2005 and June 24, 2005 which were part of the Series C preferred stock financing commenced on March 31, 2005, which is described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2005. The $4 conversion price of the note is also the same as the purchase price of the shares of Series C preferred in such financing. The terms of the Series C Preferred Stock is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The issuance of the convertible note was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Series C Preferred Stock of E-centives, Inc. as filed in the Office of the Secretary of State of Delaware on March 21, 2005 (incorporated by reference to the same-numbered exhibit to the registrant’s Current Report on Form 8-K filed on April 6, 2005).

4.1	Convertible Promissory Note of the Company dated as of November 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-CENTIVES, INC.

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: November 23, 2005